UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

November 9, 2005
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 9, 2005, Acura Pharmaceuticals, Inc. (the "Company") entered into a Loan Agreement (the “Loan Agreement”) with Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P. and the additional lenders that may become a party thereto in accordance with the terms of the Loan Agreement (collectively, the “Bridge Lenders”) . Pursuant to the initial Closing of the Loan Agreement, the Bridge Lenders extended bridge financing to the Company in the principal amount of $800,000. The Loan Agreement also permits additional loan advances to the Company by Bridge Lenders that become a party to the Loan Agreement in accordance with its terms. No assurance can be given, however, that any additional bridge loans will be made to the Company by the Bridge Lenders. The net proceeds from loans advanced pursuant to the Loan Agreement (collectively, the “Bridge Loan”), after the satisfaction of related, expenses, will be used by the Company to continue the development of its AversionTM Technology and to fund operating expenses.

The Bridge Loan bears interest at the rate of ten percent (10%) per annum and matures on June 1, 2006. The Bridge Loan is secured by a lien on all of the Company’s and its subsidiaries’ assets, senior in right of payment and lien priority to all other indebtedness of the Company. The Bridge Loan is subject to mandatory pre-payment by the Company upon the Company’s completion of equity or debt financing or any sale, transfer, license or similar arrangement pursuant to which the Company or any of its subsidiaries sells, licenses or otherwise grants rights in any material portion of the Company’s intellectual property to any third party, provided that the consummation of any such transaction results in cash proceeds to the Company, net of all costs and expenses, of at least the sum of (i) $4.0 million, plus (ii) the aggregate principal amount of the Bridge Loan. The Bridge Loan also contains normal and customary affirmative and negative covenants, including restrictions on the Company’s ability to incur additional debt, or grant any lien on the assets of the Company or its Subsidiaries, subject to certain permitted exclusions.

Item 2.02 Results of Operations and Financial Condition

On November 10, 2005, Acura Pharmaceuticals, Inc. (the "Company") issued a press release disclosing, among other things, the financial results for its third quarter ended September 30, 2005. A copy of the Company's press release is attached as Exhibit 99.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 10, 2005, all of the issued and outstanding preferred shares of the Company were automatically and mandatorily converted into the Company’s common stock, $.01 par value per share (the “Common Stock”) in accordance with the terms of the Company’s Restated Certification of Incorporation (the “Preferred Stock Conversion”). In accordance with the conversion provisions contained in the Restated Certificate of Incorporation, all issued and outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock (collectively, the “Preferred Stock”) are converted automatically into the Company’s Common Stock upon the Company’s receipt of the written consent to the Preferred Stock Conversion from the holders of at least 51% of the shares of the Company’s Series A Preferred Stock.

On November 10, 2005, the Company received the consent to the Preferred Stock Conversion from GCE Holdings LLC (the assignee of all Preferred Stock formerly held by each of Care Capital Investments II, LP, Care Capital Offshore Investments II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners International III, L.P., Galen Partners III, L.P. and Galen Employee Fund III, L.P.), such entity holding in the aggregate in excess of 51% of the issued and outstanding shares of the Company’s Series A Preferred Stock. In accordance with the terms of the Company’s Restated Certificate of Incorporation, all shares of the Company’s Preferred Stock were automatically converted into an aggregate of approximately 305.4 million shares of the Company’s Common Stock.

After giving effect to the Preferred Stock Conversion, effective November 10, 2005 the Company has an aggregate of approximately 329.0 million shares of Common Stock issued and outstanding.

The Company issued the Common Stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933. At the time of acquisition of the Preferred Stock, the holders of the Preferred Stock represented to the Company that each of such shareholder was an accredited investor as defined in Rule 501(a) of the Securities Act of 1933 and that the Preferred Stock was being acquired for investment purposes.

Item 5.01 Changes in Control of Registrant.

Prior to the Preferred Stock Conversion (as described in Item 3.02 above) each of Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively, “Care Capital”), Essex Woodlands Health Ventures V, L.P. (“Essex”), Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (collectively, “Galen”) assigned and conveyed to GCE Holdings LLC (“GCE Holdings”) all of their respective shares of the Company’s Preferred Stock. Prior to such conveyance, the Preferred Stock holdings of Care Capital, Essex and Galen represented 14.6%, 17.1% and 46.2%, respectively, of the Company’s outstanding voting securities. After giving effect to the conveyance by Care Capital, Essex and Galen of their respective Preferred Stock to GCE Holdings and the Preferred Stock Conversion, GCE Holdings holds an aggregate of approximately 258.2 million shares, or 78.5% of the Company’s issued and outstanding Common Stock. As a result, in view of its ownership percentage of the Company, GCE Holdings will be able to control or significantly influence all matters requiring approval of the Company’s shareholders, including the approval of mergers or other business combination transactions.

In addition, pursuant to the terms of the Amended and Restated Voting Agreement, dated February 6, 2004, as amended, between the Company and the former holders of the Company’s Preferred Stock, all of such shareholders have agreed that the Board of Directors shall be comprised of not more than 7 members, 4 of whom shall be the designees of GCE Holdings (as the assignee of the Preferred Stock of Care Capital, Essex and Galen). As such, in view of its controlling position on the Board of Directors, GCE Holdings will be able to control or significantly influence matters to be determined by the Board of Directors.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Joinder and Amendment to Amended and Restated Voting Agreement dated November 9, 2005 between the Company, GCE Holdings, Care Capital, Essex and Galen.

10.2
Loan Agreement by and among Acura Pharmaceuticals, Inc. Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., and the Additional Lenders that become a party thereto dated November 9, 2005.

10.3	Form of Secured Promissory Note of Acura Pharmaceuticals, Inc.

10.4
Subordination Agreement by and among Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P., dated November 9, 2005.

10.5	Company General Security Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated November 9, 2005

10.6	Guaranty of Axiom Pharmaceutical Corporation, dated November 9, 2005

10.7	Guaranty of Acura Pharmaceutical Technologies, Inc., dated November 9, 2005

10.8	Guarantors Security Agreement by and among Axiom Pharmaceutical Corporation, Acura Pharmaceutical Technologies, Inc. and Galen Partners III, L.P., as Agent, dated November 9, 2005

10.9	Stock Pledge Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated November 9, 2005

99.1
Press Release dated November 10, 2005 Announcing Financial Results for Third Quarter 2005, Receipt of Interim Funding, Conversion of Preferred Shares and Update on OxyADFTM Tablet Development and Cash Reserves

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: November 10, 2005

Exhibit Index

Exhibit Number	Description

10.1	Joinder and Amendment to Amended and Restated Voting Agreement dated November 9, 2005 between the Company, GCE Holdings, Care Capital, Essex and Galen.

10.2
Loan Agreement by and among Acura Pharmaceuticals, Inc. Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., Galen Employee Fund III, L.P., and the Additional Lenders that become a party thereto dated November 9, 2005.

10.3	Form of Secured Promissory Note of Acura Pharmaceuticals, Inc.

10.4
Subordination Agreement by and among Essex Woodlands Health Venture V, L.P., Care Capital Investments II, L.P., Care Capital Offshore Investments II, L.P., Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P., dated November 9, 2005.

10.5	Company General Security Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated November 9, 2005

10.6	Guaranty of Axiom Pharmaceutical Corporation, dated November 9, 2005

10.7	Guaranty of Acura Pharmaceutical Technologies, Inc., dated November 9, 2005

10.8	Guarantors Security Agreement by and among Axiom Pharmaceutical Corporation, Acura Pharmaceutical Technologies, Inc. and Galen Partners III, L.P., as Agent, dated November 9, 2005

10.9	Stock Pledge Agreement by and between Acura Pharmaceuticals, Inc. and Galen Partners III, L.P., as Agent, dated November 9, 2005

99.1
Press Release dated November 10, 2005 Announcing Financial Results for Third Quarter 2005, Receipt of Interim Funding, Conversion of Preferred Shares and Update on OxyADFTM Tablet Development and Cash Reserves